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                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Regis Corporation on Form S-8 (Registration No. 33-44867) of our report dated August 1, 1997, on our audits of the financial statements of the Regis Corporation 1991 Contributory Stock Purchase Plan as of June 30, 1997 and 1996 and for the years ended June 30, 1997, 1996 and 1995 which report is included in this Annual Report on Form 11-K.

                                             /s/Coopers & Lybrand L.L.P.

                                             COOPERS & LYBRAND L.L.P.



Minneapolis, Minnesota
September 26, 1997